Fourth Quarter and Full Year 2019 Earnings Call February 2020

Forward-Looking Statements This presentation and responses to various questions contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements present our current expectations and projections relating to our business, financial condition and results of operations, and do not refer to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning. The forward-looking statements include statements regarding: our future financial performance including our outlook for full fiscal year 2020; our expectation that we will see the added benefit from new credit models and that our partner credit models and strategies will be rolled out in 2020; our perspectives on 2020, including our expectations regarding revenue, growth rate of revenue, net charge-offs, gross margin, operating expenses, operating margins, Adjusted EBITDA, net income, loan loss provision, direct marketing and other cost of sales and Adjusted EBITDA margin; our expectations regarding regulatory trends; our expectations regarding the cumulative loss rate as a percentage of originations for the 2019 vintage; our growth strategies and our ability to effectively manage that growth; anticipated key marketing and underwriting initiatives; our expectations regarding the future expansion of the states in which our products are offered; the cost of customer acquisition, new customer originations, the efficacy and cost of our marketing efforts, our plan to maintain our UK portfolio balances through 2020 in advance of regulatory clarity on complaints; expanded marketing channels and new and growing marketing partnerships; continued growth and investment in data science and analytics; and additional unaffiliated third-party lenders. Forward‐looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: the Company’s limited operating history in an evolving industry; new laws and regulations in the consumer lending industry in many jurisdictions that could restrict the consumer lending products and services the Company offers, impose additional compliance costs on the Company, render the Company’s current operations unprofitable or even prohibit the Company’s current operations; scrutiny by regulators and payment processors of certain online lenders’ access to the Automated Clearing House system to disburse and collect loan proceeds and repayments; a lack of sufficient debt financing at acceptable prices or disruptions in the credit markets; the impact of competition in our industry and innovation by our competitors; our ability to prevent security breaches, disruption in service and comparable events that could compromise the personal and confidential information held in our data systems, reduce the attractiveness of our platform or adversely impact our ability to service loans; the impact of litigation or potential or perceived litigation; customer complaints or negative public perception could harm our business and other risks related to litigation, compliance and regulation. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the most recent Annual Report on Form 10-K; most recent Form 10-Q and in the Company's other current and periodic reports filed from time to time with the SEC. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements regarding risks and uncertainties that are included in our public communications. You should evaluate all forward-looking statements made in this presentation in the context of these risks and uncertainties. Neither we nor any of our respective agents, employees or advisors intend or have any duty or obligation to supplement, amend, update or revise any of the forward- looking statements contained in this presentation. This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Neither we nor any other person makes any representation as to the accuracy or completeness of such data or undertakes any obligation to update such data after the date of this presentation. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk. The information and opinions contained in this presentation are provided as of the date of this presentation and are subject to change without notice. This presentation has not been approved by any regulatory or supervisory agency. See Appendix for additional information and definitions. 2

Elevate is reinventing non-prime credit with online products that provide financial relief today, and help people build a brighter financial future. So far, we’ve originated $8.1 billion to 2.4 million customers1 and saved them more than $6.5 billion over payday loans2 33

Full Year 2019 Highlights ($ in millions) Profitability Accomplishments 1 Net Income Adjusted EBITDA • Dedication to strong credit 157% 20% $139 • Margin expansion $116 $32 • Measured growth • Debt repricing $13 • Credit models deployed 2018 2019 2018 2019 Adjusted EBITDA is a non-GAAP financial measure. See Appendix for a reconciliation to a GAAP measure. 4

Strategy Updates 2019 Strategic Priority 2020 Outlook Dedication to strong credit • Expansion of credit models in digital channels • Leverage online infrastructure Margin expansion ⇢ ROE • Debt pay down • Stock repurchase • Disciplined philosophy will not change Measured growth • Growth in digital channels • Expanded product features Customer Experience • Financial health tools 5

History of APR Reduction $787 251% $747 $673 $580 202% $434 173% $274 146% 131% 129% $72 122% 2013 2014 2015 2016 2017 2018 2019 Revenue ($ in millions) Effective APR (%) 6

2020 Outlook – Profit Momentum and Return to Growth ($ in millions) Revenue Adjusted EBITDA1 $787 $747 $750-770 $139 $135-145 $116 2018 2019 2020 Guidance 2018 2019 2020 Guidance Net Income Diluted EPS $0.80-0.90 $35-40 $0.73 $32 $13 $0.28 2018 2019 2020 Guidance 2018 2019 2020 Guidance Adjusted EBITDA is a non-GAAP financial measure. See appendix for a reconciliation to a GAAP measure. 7

Key financial measures ($ in millions) Ending Combined Loans Revenue 1 Receivables - Principal $649 $618 $641 $787 $747 $750-770 $673 $481 $580 $356 $434 $274 $202 $72 $73 2013 2014 2015 2016 2017 2018 2019 2020 2013 2014 2015 2016 2017 2018 2019 Guidance Adjusted EBITDA2 Net Income / (Loss) 3 $35-40 $139 $135-145 $32 $116 $13 $87 $6 $60 As adjusted $19 (-$20) (-$22) (-$43) (-$55) (-$47) (-$52) 2013 2014 2015 2016 2017 2018 2019 2020 2013 2014 2015 2016 2017 2018 2019 2020 Guidance Guidance Ending combined loans receivable – principal, Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures. See appendix for a reconciliation to a GAAP measure. 8

2020 Revenue Guidance Outlook ($ millions) $750-$770 $747 $67 = impact $20 on FY 2019 $67 revenue from CA Rise and Sunny $750 $680 2019 Revenue 2020 Revenue Guidance 9

Improving credit quality and customer acquisition costs Cumulative principal loss rates as a percentage of Customer Acquisition Cost originations by loan vintage 35% $325 30% $300 $297 25% $275 $255 $256 20% 2017 $250 2018 $245 2019 $235 $237 15% $225 $207 10% $200 5% $175 0% $150 1 2 3 4 5 6 7 8 9 1011121314151617181920212223242526272829303132333435363738394041 2013 2014 2015 2016 2017 2018 2019 Months since origination 2013 2014 2015 2016 2017 2018 2019 CAC Top Target Range $300 Bottom Target Range $250 2019 loan vintage is not yet fully matured. 10

Continued margin expansion % of Gross Revenues 2015 2016 2017 2018 2019 4Q 2018 4Q 2019 Gross Revenue 100% 100% 100% 100% 100% 100% 100% Loan Loss Provision 54% 55% 53% 52% 49% 57% 52% Direct Marketing and 18% 14% 14% 13% 11% 9% 10% Other Cost of Sales Gross Margin 29% 31% 33% 35% 40% 34% 38% Operating Expenses 25% 21% 20% 20% 21% 19% 21% Adjusted EBITDA 1 4% 10% 13% 15% 19% 15% 17% Margin Adjusted EBITDA margin is a non-GAAP financial measure. See Appendix for a reconciliation to GAAP measure. 11

Long-Term Prospects Remain Strong Enormous Market Demand 40% 170 MM Americans living paycheck underserved consumers in to paycheck1 US and UK2 Limited Competitive Pressures $142 B Legacy reduction competitors primarily high in bank non-prime lending3 cost and inconvenient Regulatory and Product 4 3 2 Diversification Products Bank vendor Countries relationships 12

We believe everyone deserves a lift. 1313

Appendix 14

Footnotes Page 3: 1 Originations and customers from 2002-December 31 2019, attributable to the combined current and predecessor direct and branded products. 2 For the period from 2013 to December 31, 2019. Based on the average effective APR of 122% for the twelve months ended December 31, 2019. This estimate, which has not been independently confirmed, is based on our internal comparison of revenues from our combined loan portfolio and the same portfolio with an APR of 400%, which is the approximate average APR for a payday loan according to the Consumer Financial Protection Bureau, or the "CFPB.“ Page 4: 1 Adjusted EBITDA is not a financial measure prepared in accordance with GAAP. Adjusted EBITDA represents our net income (loss), adjusted to exclude: net interest expense primarily associated with notes payable under the VPC Facility, EF SPV Facility, and ESPV Facility used to fund or purchase loans; foreign currency gains and losses associated with our UK operations; depreciation and amortization expense on fixed assets and intangible assets; non-operating income (loss); share-based compensation expense and income tax expense (benefit). See the Appendix for a reconciliation to GAAP net income (loss). Page 7: 1 Adjusted EBITDA is not a financial measure prepared in accordance with GAAP. Adjusted EBITDA represents our net income (loss), adjusted to exclude: net interest expense primarily associated with notes payable under the VPC Facility, EF SPV Facility, and ESPV Facility used to fund or purchase loans; foreign currency gains and losses associated with our UK operations; depreciation and amortization expense on fixed assets and intangible assets; non-operating income (loss); share-based compensation expense and income tax expense (benefit). See the Appendix for a reconciliation to GAAP net income (loss). Page 8: 1 Ending combined loans receivable - principal is a non-GAAP financial measure. See appendix for a reconciliation to a GAAP measure. 2 Adjusted EBITDA is not a financial measure prepared in accordance with GAAP. Adjusted EBITDA represents our net income (loss), adjusted to exclude: net interest expense primarily associated with notes payable under the VPC Facility, EF SPV Facility, and ESPV Facility used to fund or purchase loans; foreign currency gains and losses associated with our UK operations; depreciation and amortization expense on fixed assets and intangible assets; non-operating income (loss); share-based compensation expense and income tax expense (benefit). See the Appendix for a reconciliation to GAAP net income (loss). 3 2017 adjusted net income of $5.5 million is not a financial measures prepared in accordance with GAAP. Adjusted net income for 2017 represents our $6.9 million net loss for the year ended December 31, 2017, adjusted to exclude the impact of $12.5 million in tax expense incurred during the fourth quarter of 2017 due to the enactment of the Tax Cuts and Jobs Act. Page 11: 1 Adjusted EBITDA margin is not a financial measure prepared in accordance with GAAP. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. Adjusted EBITDA represents our net income (loss), adjusted to exclude: net interest expense primarily associated with notes payable under the VPC Facility, EF SPV Facility, and ESPV Facility used to fund or purchase loans; foreign currency gains and losses associated with our UK operations; depreciation and amortization expense on fixed assets and intangible assets; loss on discontinued operations; non-operating income (loss); share-based compensation expense and income tax expense (benefit). See the Appendix for a reconciliation to GAAP net income (loss). Page 12: 1 According to the Federal Reserve’s Board Report on the Economic Well-Being of US Households in 2017. 2 According to our analysis based on CFSP report, “Data Point: Credit Invisibles.” May 2015 and 2018 Average US FICO data. 3 According to our analysis of master pool trust data of securitizations for the five major credit card issuers, we estimate that from 2008-2016, revolving credit US borrowers with FICO scores less than 680 was reduced by approximately $142 billion. 15

Non-GAAP financials reconciliation

Adjusted EBITDA Reconciliation

	For the years ended December 31,							Three months ended December 31,	
($mm)	**2019**	**2018**	**2017**	**2016**	**2015**	**2014**	**2013**	**2019**	**2018**
Net income (loss)	$ 32	$ 13	(7)	(22)	(20)	(55)	$ (45)	$ 8	4
Adjustments:									
Net interest expense	67	79	73	64	37	13	-	15	21
Stock-based compensation	10	8	6	2	1	1	-	3	2
Foreign currency transaction (gain) loss	-	2	(3)	9	2	1	-	(1)	1
Depreciation and amortization	17	13	10	11	9	8	5	4	4
Non-operating expense (income)	1	-	(2)	-	(6)	-	(1)	-	-
Income tax expense (benefit)	12	1	10	(3)	(5)	(21)	(9)	2	-
Loss on discontinued operations	-	-	-	-	-	-	2	-	-
Adjusted EBITDA	$ 139	$ 116	87	60	19	(53)	$ (47)	$ 31	32
Adjusted EBITDA Margin	19%	15%	13%	10%	4%	-19%	-65%	17%	15%

Adjusted EBITDA is a non-GAAP financial measure. The Company's Adjusted EBITDA guidance does not include certain charges and costs. The adjustments in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior periods, such as the impact of income tax benefit or expense, non-operating income, foreign currency transaction gain or loss associated with our UK operations, net interest expense, stock-based compensation expense and depreciation and amortization expense, among others. The Company is not able to provide a reconciliation of the Company's non-GAAP financial guidance to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs.

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Combined loans reconciliation

Combined Loan Adjustment Summary

(dollars in thousands)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Company Owned Loans					
Loans receivable - principal, current, company owned	559,169	543,565	523,785	491,208	543,405
Loans receivable - principal, past due, company owned	63,413	65,824	55,711	55,286	68,251
Loans receivable - principal, total, company owned	622,582	609,389	579,496	546,494	611,656
Loans receivable - finance charges, company owned	38,091	35,702	31,805	32,491	41,646
Loans receivable - company owned	660,673	645,091	611,301	578,985	653,302
Allowance for loan losses on loans receivable, company owned	(86,996)	(89,667)	(75,896)	(76,457)	(91,608)
Loans receivable, net, company owned	573,677	555,424	535,405	502,528	561,694
Third Party Loans Company Guaranteed					
Loans receivable - principal, current, guaranteed by company	17,474	18,633	21,099	27,941	35,529
Loans receivable - principal, past due, guaranteed by company	723	697	596	696	1,353
Loans receivable - principal, total, guaranteed by company[1]	18,197	19,330	21,695	28,637	36,882
Loans receivable - finance charges, guaranteed by company[2]	1,395	1,553	1,676	2,164	2,944
Loans receivable - guaranteed by company	19,592	20,883	23,371	30,801	39,826
Liability for losses on loans receivable, guaranteed by company	(2,079)	(1,972)	(1,983)	(3,242)	(4,444)
Loans receivable, net, guaranteed by company[2]	17,513	18,911	21,388	27,559	35,382

[1] Represents loans originated by third-party lenders through the CSO programs, which are not included in our financial statements.
[2] Represents finance charges earned by third-party lenders through CSO programs, which are not included in our financial statements.
[3] Non-GAAP measure.

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Combined loans reconciliation (continued)

Combined Loan Adjustment Summary

(dollars in thousands)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Combined Loans Receivable[3]					
Combined loans receivable - principal, current	576,643	562,198	544,884	519,149	578,934
Combined loans receivable - principal, past due	64,136	66,521	56,307	55,982	69,604
Combined loans receivable - principal	640,779	628,719	601,191	575,131	648,538
Combined loans receivable - finance charges	39,486	37,255	33,481	34,655	44,590
Combined loans receivable	680,265	665,974	634,672	609,786	693,128
Combined Loan Loss Reserve[3]					
Allowance for loan losses on loans receivable, company owned	(86,996)	(89,667)	(75,896)	(76,457)	(91,608)
Liability for losses on loans receivable, guaranteed by company	(2,079)	(1,972)	(1,983)	(3,242)	(4,444)
Combined loan loss reserve	(89,075)	(91,639)	(77,879)	(79,699)	(96,052)

[1] Represents loans originated by third-party lenders through the CSO programs, which are not included in our financial statements.
[2] Represents finance charges earned by third-party lenders through CSO programs, which are not included in our financial statements.
[3] Non-GAAP measure.

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